Exhibit 10.139

SECOND AMENDMENT TO
THIRD AMENDED AND RESTATED MULTIPLE FACILITIES LEASE
GEORGIA LESSOR – BONTERRA/PARKVIEW, LLC
AND
ADK BONTERRA/PARKVIEW, LLC
DATED: SEPTEMBER 1, 2015
Facilities:

(Parkview Manor Nursing Home (Atlanta, Georgia))
(Bonterra Nursing Center (East Point, Georgia))

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED
MULTIPLE FACILITIES LEASE
(Parkview Manor Nursing Home (Atlanta, Georgia))
(Bonterra Nursing Center (East Point, Georgia))
THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED MULTIPLE FACILITIES LEASE (“Second Amendment”) is executed and delivered as of September 1, 2015, and is entered into by Georgia Lessor – Bonterra/Parkview, LLC, a Maryland limited liability company (successor to Georgia Lessor – Bonterra/Parkview, Inc. by conversion) (“Lessor”), and ADK Bonterra/Parkview, LLC, a Georgia limited liability company (“Lessee”).
RECITALS:

A.    Lessee has executed and delivered to Lessor a Third Amended and Restated Multiple Facilities Lease dated as of October 29, 2010, as amended by First Amendment to Third Amended and Restated Multiple Facilities Lease dated June 14, 2013 (as previously amended, the “Existing Master Lease”) pursuant to which Lessee leases from Lessor certain healthcare facilities located in the State of Georgia.
B.    Lessee has requested that Lessor consent to the sublease for the Facilities and, pursuant to the Consent to Subleases, Landlord desires to do so.
C.    Lessor and Lessee desire to amend the Existing Master Lease to, among other things, (i) acknowledge the Consent to Sublease, (ii) amend the expiration of the Initial Term, and (iii) amend the Options to Renew.
NOW THEREFORE, the parties agree as follows:
1.Definitions. Any capitalized term used but not defined in this Second Amendment will have the meaning assigned to such term in the Existing Master Lease. From and after the date of this Second Amendment, each reference in the Existing Master Leases or the other Transaction Documents to the "Lease" or "Master Lease" means, as applicable, the Existing Master Lease as modified by this Second Amendment. Additionally:

a.	The following definitions in Section 2.1 of the Existing Master Lease are amended and restated in their entirety as follows:
Cash Flow: For any period, the sum of (a) Net Income of Lessee and any Sublessee (on a consolidated basis) arising solely from the operation of the Facilities for the applicable period, and (b) the amounts deducted in computing Lessee’s and Sublessee’s Net Income for the period for (i) depreciation, (ii) amortization, (iii) the greater of the Base Rent and Wellington Sublease Rent (the amount added back for Base Rent or Wellington Sublease Rent to be the amount used, whether actual amounts paid or “straight-line” rent amounts, in calculating Net Income), (iv) interest (including payments in the nature of interest under capitalized leases and interest on any Purchase Money Financing), (v) income taxes (or, if greater, income tax actually

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paid during the period) and (vi) management fees, and less (c) an imputed management fee equal to five percent (5%) of gross revenues.
Cash Flow to Rent Ratio: For any fiscal period, the ratio of Cash Flow to the greater of the actual Base Rent or Wellington Sublease Rent payable.
Expiration Date: means August 31, 2025, or August 31, 2037 if the second Renewal Term has been exercised, or August 31, 2049 if the third Renewal Term as been exercised.
Lease Year: means each twelve-month period from and including May 1 through April 30. The Parties acknowledge that the last Lease Year of the Term will be a partial Lease Year.
Rent:     Collectively, Base Rent, Wellington Base Rent, and Additional Charges.
Sublease:    Subleases expressly approved in writing by Lessor prior to execution by Lessee. As of the date of the Second Amendment, the Wellington Sublease is the only Sublease.
Sublessee:     A Sublessee under a Sublease. As of the date of the Second Amendment, the Wellington Sublessee is the only Subleesee.
Transaction Documents: means the following documents: this Lease, the Guaranties, the Letter of Credit Agreement, the Security Agreement, the Pledge Agreement, the Subordination Agreements, the Consent to Sublease, and any security agreements, pledge agreements, letter of credit agreements, guarantees, notes or other documents which evidence, secure or otherwise relate to this Lease, or the transactions contemplated by this Lease; and any and all amendments, modifications, extensions and renewals of any of the foregoing documents.

b.	The following definitions are added to Section 2.1 of the Master Lease:
Consent to Sublease: That certain Sublease Consent Agreement dated as of the date of this Second Amendment by and among Lessor, Lessee, Wellington Guarantors and the Subtenants.
Wellington Base Rent: For the applicable period, the Wellington Base Rent will be thirty-seven and one half percent (37.5%) of the difference between (i) the Wellington Sublease Rent for such period, and (ii) the Base Rent for such period; if the Base Rent exceeds the Wellington Sublease Rent, the amount of the Wellington Base Rent will be $0.00.
Wellington Sublease Rent: means the annual amount of base rent payable under the Wellington Sublease.
Wellington Sublessee: means collectively, 460 Auburn Avenue, L.P., a Georgia limited partnership and 2801 Felton Avenue, L.P., a Georgia limited partnership.

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Wellington Sublease: means the sublease agreement between Lessee (as sublandlord) and Wellington Sublesees (as subtenants) dated July 20, 2015 for the sublease of the Facilities.
2.    Term Amendments. Section 1.3 of the Existing Master Lease is amended and restated in its entirety as follows:
1.3    Option to Renew. Lessee is hereby granted three (3) successive options to renew this Lease (each a “Renewal Term”). The first option to renew has been exercised and is for the period of May 1, 2010 thru August 31, 2025. The second option to renew is for the period of September 1, 2025 thru August 31, 2037. The third option to renew is for the period of September 1, 2037 thru August 31, 2049. The maximum Term if such options are exercised of approximately thirty-nine (39) Lease Years, four (4) months. Lessee’s exercise of the second and third options to renew this Lease are subject to the following terms and conditions (which conditions may be waived by Lessor in its sole discretion):
(a)    An option to renew is exercisable only by Notice to Lessor at least one hundred and eighty (180) days, and not more than three hundred sixty (360) days, prior to the expiration of the Initial Term (or prior to the expiration of the preceding Renewal Term, as the case may be);
(b)    No Event of Default or Unmatured Event of Default shall have occurred and be continuing either at the time a renewal option is exercised or at the commencement of a Renewal Term;
(c)    During a Renewal Term, all of the terms and conditions of this Lease shall remain in full force and effect; and
(d)    Lessee may exercise its options to renew with respect to all (and no fewer than all) of the Leased Properties.
3.     Payment of Rent. Section 3.1 of the Existing Master Lease is amended and restated in its entirety as follows:
3.1    Base Rent; Monthly Installments. In addition to all other payments to be made by Lessee under this Lease, Lessee shall pay Lessor the Base Rent and Wellington Base Rent in lawful money of the United States of America which is legal tender for the payment of public and private debts, Lessee shall pay the Base Rent and Wellington Base Rent in advance, in equal, consecutive monthly installments, each of which shall be in an amount equal to monthly Base Rent and Wellington Base Rent payable for the Lease Year in which such installment is payable. The first installment of Base Rent shall be payable on the Commencement Date, together with a prorated amount of Base Rent for the period from the Commencement Date until the last day of the first full calendar month of the Term; and the first installment of Wellington Base Rent shall be payable on September 1, 2015. Thereafter, installments of Base Rent and Wellington Base Rent shall be payable on the first (1st) day of each calendar month. Base Rent and Wellington Base Rent shall

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be paid to Lessor, or to such other Person as Lessor from time to time may designate by Notice to Lessee, by wire transfer of immediately available federal funds to the bank account designated in writing by Lessor. If Lessor directs Lessee to pay any Base Rent, Wellington Base Rent, or Additional Charges to any Person other than Lessor, Lessee shall send to Lessor, simultaneously with payment of the Base Rent, Wellington Base Rent, or Additional Charges, a copy of the transmittal letter or invoice and check evidencing such, or such other evidence of payment as Lessor requires.
4.    Cash Flow to Rent Ratio. Pursuant to Section 8.2.3 of the Existing Master Lease, Lessee covenanted to maintain, on a consolidated basis with the Sublessees, a Cash Flow to Rent Ratio (in each case, for the immediately preceding 12 month period) not less than 1.30:1. Lessor agrees that Lessee’s and Wellington Sublessee’s, and their consolidated Cash Flow to Rent Ratio will not be required to comply with the requirements of Section 8.2.3 until the twelve month period ending September 30, 2016.
5.    Representations and Warranties of Lessee. Lessee hereby represents and warrants as of the date of this Second Amendment as follows: (i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance by it of this Second Amendment and the Transaction Documents, as applicable, are within its powers, have been duly authorized, and do not contravene (A) its articles of organization, operating agreement, or other organizational documents, or (B) any applicable law; (iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person (except for those that have already been obtained), is required in connection with the execution, delivery, performance, validity or enforceability of this Second Amendment or the Transaction Documents, as applicable, by or against it; (iv) this Second Amendment and the Transaction Documents, as applicable, have been duly executed and delivered by it; (v) this Second Amendment and the Transaction Documents, as applicable, constitute its legal, valid and binding obligations enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (vi) it is not in default under the Transaction Documents and no Event of Default or Unmatured Event of Default exists, has occurred or is continuing, (vii) all Impositions required to be paid by Lessee under the Existing Master Lease as of the date of this Second Amendment have been paid in full; (viii) Lessor has fully performed all of its obligations under each of the Transactions Documents through the date of this Second Amendment, and Lessor is in full compliance with its obligations under each of the Transaction Documents; and (ix) prior to the date of this Second Amendment, Lessee has made no Distributions to the holders of their equity securities or any Affiliate in violation of the Existing Master Lease.
6.    Single, Indivisible Lease. Notwithstanding Landlord's approval of the Wellington Sublease in the Consent to Sublease, the Master Lease constitutes one indivisible lease of the Leased Property and not separate leases governed by similar terms. The Leased Property constitute one economic unit, and the Base Rent, Wellington Base Rent, and all other provisions have been negotiated and agreed to based on a demise of all of the Leased Property to Tenant as a single, composite, inseparable transaction and would have been substantially different had separate leases or a divisible lease been intended. Except as expressly provided in this Lease for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this Lease apply equally and

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uniformly to all of the Leased Property as one unit. An Event of Default with respect to any Leased Property is an Event of Default as to all of the Leased Property. The parties intend that the provisions of this Lease shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create an indivisible lease of all of the Leased Property and, in particular but without limitation, that, for purposes of any assumption, rejection or assignment of this Lease under 11 U.S.C. 365, this is one indivisible and non-severable lease and executory contract dealing with one legal and economic unit and that this Lease must be assumed, rejected or assigned as a whole with respect to all (and only as to all) of the Leased Property.
7.    Expenses of Lessor. Lessee shall pay all reasonable expenses of Lessor incurred in connection with this Second Amendment, including reasonable attorneys fees and expenses.
8.    Release. Each of Lessee, Sublessees, and their Affiliates hereby releases and forever discharges each of Lessor and its respective successors, assigns, agents, shareholders, directors, officers, employees, parent corporations, subsidiary corporations, affiliated corporations, and affiliates, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, whether known or unknown, absolute, mature, or not yet due, liquidated or non-liquidated, contingent, non-contingent, direct, or indirect or otherwise arising prior to the date hereof; provided, however, that such release and discharge shall not release Lessor for failure to comply with the terms and conditions of the Master Lease relating to the period after the date of this Second Amendment.
9.    Execution and Counterparts. This Second Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but when taken together shall constitute one and the same Second Amendment.
10.    Headings. Section headings used in this Second Amendment are for reference only and shall not affect the construction of the Second Amendment.
11.    Enforceability. Except as expressly and specifically set forth herein, the Existing Master Lease remains unmodified and in full force and effect. In the event of any discrepancy between the Existing Master Lease and this Second Amendment, the terms and conditions of this Second Amendment will control and the Existing Master Lease is deemed amended to conform hereto
SIGNATURE PAGES FOLLOW

Second Amendment to Third Amended and Restated Multiple Facilities Lease (Parkview and Bonterra)
v4 (Bakhuyzen 8-31-15)

Signature Page to
SECOND AMENDMENT TO THIRD AMENDED AND RESTATED
MULTIPLE FACILITIES LEASE
(Parkview Manor Nursing Home (Atlanta, Georgia))
(Bonterra Nursing Center (East Point, Georgia))

LESSOR:
Georgia Lessor – Bonterra/Parkview, LLC, a Maryland limited liability company (successor to Georgia Lessor – Bonterra/Parkview, Inc. by conversion)
By:    /s/ Daniel J. Booth
Name:    Daniel J. Booth
Title:    Chief Operating Officer

THE STATE OF MARYLAND     )
)
COUNTY OF     BALTIMORE        )
This instrument was acknowledged before me on August 27, 2015, by Daniel J. Booth, the Chief Operating Officer of Georgia Lessor – Bonterra/Parkview, LLC, a Maryland limited liability company, on behalf of the company.

Notary Public	/s/ Judith A. Jacobs
Judith Jacobs

Signature Page - 1 of 2

LESSEE:
ADK Bonterra/Parkview, LLC, a Georgia limited liability company

By:    /s/ William McBride
Name:    William McBride
Title:    Manager

THE STATE OF GEORGIA     )
)
COUNTY OF FULTON )
This instrument was acknowledged before me on August 31, 2015, by William McBride, the Manager of ADK Bonterra/Parkview, LLC, a Georgia limited liability company, on behalf of said company.

Notary Public	/s/ Kirsten N. Parker
Kirsten N. Parker

Acknowledgement and Ratification follows.

Signature Page - 2 of 2

Acknowledgement and Ratification to
SECOND AMENDMENT TO THIRD AMENDED AND RESTATED
MULTIPLE FACILITIES LEASE
(Parkview Manor Nursing Home (Atlanta, Georgia))
(Bonterra Nursing Center (East Point, Georgia))

The undersigned hereby ratify and affirm their respective Guaranties, Pledge Agreements, Security Agreements, Subordination Agreements and other Transaction Documents, and acknowledge and agree that the performance of the Master Lease and obligations described therein are secured by their Guaranties, Pledge Agreements, Security Agreement, Subordination Agreement and other Transaction Documents on the same terms and conditions in effect prior to this Second Amendment. The undersigned hereby join in the release set forth in Section 8 of the Second Amendment.
ADCARE HEALTH SYSTEMS INC., an Ohio corporation

By:    /s/ William McBride
Name:    William McBride
Title: Chairman and CEO

HEARTH & HOME OF OHIO, INC., an Ohio corporation

By:    /s/ William McBride
Name:     William McBride
Title:     Chairman and CEO

Acknowledgement Page - 1 of 1